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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                             ---------------------------

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                              --------------------------

                                    TXU CAPITAL I
                (Exact name of registrant as specified in its charter)


                    Delaware                             To be applied for
             (State of incorporation or                  (I.R.S. Employer
                 organization)                          Identification No.)
                                    1601 Bryan Street
                                   Dallas, Texas 75201
               (Address of principal executive offices, including zip code)

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             Securities to be registered pursuant to Section 12(b) of the
          Act:

                 Title of each class        Name of each exchange on which
                 to be so registered       each class is to be so
                                           registered

           7 1/4 % Cumulative Trust Preferred
           Capital Securities (and the
           Guarantee with respect
           thereto)                            New York Stock Exchange

             If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

             If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

             Securities Act registration statement file number to which this form relates: 333-68663 and 333-68663-01.
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             Securities to be registered pursuant to Section 12(g) of the
          Act:   None

             The Commission is respectfully requested to send copies of all notices, orders and communications to:


                Robert A. Wooldridge, Esq.       Robert J. Reger, Jr., Esq.
          Worsham, Forsythe & Wooldridge, L.L.P.  Thelen Reid & Priest LLP
                   1601 Bryan Street                40 West 57th Street
                  Dallas, Texas 75201             New York, New York  10019



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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

          ITEM 1.  Description of Registrant's Securities to be Registered.
                   -------------------------------------------------------
               The class of securities to be registered hereby are the 7 1/4% Cumulative Trust Preferred Capital Securities (Securities) of TXU Capital I, a Delaware business trust (Trust). The Securities represent undivided beneficial interests in the assets of TXU Capital I and are guaranteed by Texas Utilities Company (Company), a Texas corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (Guarantee). The Guarantee is incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 of the Company and the Trust (Registration Nos. 333-68663 and 333-68663-01), filed with the Securities and Exchange Commission (Commission) on December 10, 1996 (Registration Statement). The Registration Statement was declared effective on December 18, 1998. The particular terms of the Securities and the Guarantee are described in the Prospectus Supplement dated December 21, 1998 and the accompanying Prospectus dated December 18, 1998, which have been filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference into this Registration Statement on Form 8-A.

          ITEM 2.  Exhibits.
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               Exhibit   Description
               -------   -----------

                 1.      Certificate of Trust of TXU Capital I
                         (incorporated herein by reference to Exhibit A of Exhibit 4(f) of the Registration Statement).

                 2. Trust Agreement of TXU Capital I (incorporated herein by reference to Exhibit 4(e) of the Registration Statement).

                 3. Form of Amended and Restated Trust Agreement of TXU Capital I (incorporated herein by reference to Exhibit 4(f) of the Registration Statement).

                 4. Form of Indenture (For Unsecured Subordinated Debt Securities relating to Trust Securities)
                         (incorporated herein by reference to Exhibit 4(g) to the Registration Statement).

                 5. Form of Officer's Certificate establishing the Junior Subordinated Debentures, including Form of Junior Subordinated Debenture attached
                         (incorporated herein by reference to Exhibit 4(h) to the Registration Statement).

                 6. Form of Guarantee Agreement (incorporated herein by reference to Exhibit 4(i) of the Registration Statement).

                 7. Form of Agreement as to Expenses and Liabilities (incorporated herein by reference to Exhibit D to Exhibit 4(e) of the Registration Statement).

                 8. Form of Security (incorporated herein by reference to Exhibit C to Exhibit 4(e) of the Registration Statement).


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                                      SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

          Dated:  December 24, 1998

                                           TXU CAPITAL I



                                        By:/s/ Robert J. Reger, Jr.
                                          ----------------------------
                                          Robert J. Reger, Jr.
                                          Attorney-in-fact